Exhibit 10.13

WARRANT CANCELLATION AGREEMENT

This Warrant Cancellation Agreement (this “Agreement”) is made as of the date of last signature below, between T1V, Inc. (the “Company”), and the undersigned holder (the “Holder”).

WHEREAS, the Company has previously issued to the Holder the warrant(s) set forth on Exhibit A (the “Warrants”);

WHEREAS, the Company is contemplating an initial underwritten public offering (the “IPO”) of up to $16.5 million in units consisting of (i) one share of Class A Common Stock of the Company, and (ii) a five-year warrant exercisable for one share of Class A Common Stock of the Company.

WHEREAS, each of the Holder and the Company now desire to cancel the Warrants.

NOW, THEREFORE, in consideration of the premises, the agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Effective as of immediately prior to the closing of the IPO (the “Effective Time”), the Warrants are hereby cancelled and are irrevocably and unconditionally forfeited without any payment of any form and without any liability to any party (or any affiliate of such party) hereto. From and after the Effective Time, the Warrants will be of no further force or effect, and the rights and obligations of each of the parties thereunder shall terminate, and the Holder hereby relinquishes, on behalf of itself, its affiliates, successors and assigns, all rights currently or hereafter existing under the Warrants. The Holder agrees to surrender the Warrants to the Company for cancellation; provided, however, that, notwithstanding the failure by the Holder to surrender the Warrants, all rights granted to the Holder under the terms of the Warrants are hereby terminated effective of the Effective Time. Holder hereby waives any notice period required by the Warrants with regard to the IPO.

2. Effective upon the Effective Time, the Holder, on behalf of itself and on behalf of its affiliates (other than the Company and its subsidiaries) and representatives, beneficiaries, executors, trustees, administrators, successors, heirs, assigns of any of the foregoing (the “Holder Related Parties”), hereby releases, remises and forever discharges any and all rights and claims that any Holder Related Party has had, now has or might have against the Company and its affiliates under or in respect of the Warrants, except for rights and claims arising from or in connection with this Agreement.

3. The Holder acknowledges and represents that the Holder has never exercised, endorsed, delivered, transferred, assigned or otherwise disposed of the Warrants in any manner that would give any other person any interest therein.

4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, legal representatives and heirs.

5. This Agreement may be executed in more than one counterpart, each of which shall be deemed to be an original and which, together, shall constitute one and the same instrument. Any such counterpart may contain one or more signature pages.

6. To the fullest extent possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7. This Agreement and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws principles thereof that might require the application of the laws of another jurisdiction.

8. All claims, actions and proceedings (whether in contract or tort) based upon, arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding, and any judgment of such courts may be enforced in any other jurisdictions by suit on the judgment or by any other manner provided by law. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Agreement and shall not be deemed to confer rights on any person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by applicable law.

9. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant Cancellation Agreement to be effective as of the Effective Date.

COMPANY:

T1V, Inc.

By:
Name:	Michael Feldman
Title:	CEO

Date:

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IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant Cancellation Agreement to be effective as of the Effective Date.

HOLDER:

If Signing as an Individual:	If Signing on Behalf of an Entity:

Printed Name of Individual	Print Name of Entity

Signature	Signature

Date	Printed Name of Signatory

Title of Signatory

Date

EXHIBIT A

Warrant(s)

●	Warrant, dated [___], issued by the Company in favor of the Holder

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